As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-110931

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2231 Lawson Lane

Santa Clara, California 95054

(408) 969-6600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

GARY L. FISCHER

President, Chief Operating Officer and Chief Financial Officer

Integrated Silicon Solution, Inc.

2231 Lawson Lane

Santa Clara, California 95054

(408) 969-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. ROBERT SUFFOLETTA, ESQ. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	THOMAS J. IVEY, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The purpose of this Amendment No. 2 is solely to file a certain exhibit to the Registration Statement, as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The fees and expenses incurred by the Company in connection with the offering are payable by the Company and, other than filing fees, are estimated as follows:

Amount
SEC Registration Fee	$10,106
NASD Filing Fee	12,789
Nasdaq National Market Fee	45,000
Printing	75,000
Legal Fees and Expenses	275,000
Accounting Fees and Expenses	100,000
Miscellaneous	32,105

Total	$550,000

Item 15.    Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with the DGCL, ISSI’s Restated Certificate of Incorporation (“Certificate”), contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

Article Nine of ISSI’s Certificate and Article VI, Section 6.1 of ISSI’s Bylaws provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Item 16.    Exhibits.

The following exhibits are filed with this Registration Statement:

EXHIBIT INDEX

Exhibit Number		Description

1.1		Form of Underwriting Agreement.

5.1	*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP.

24.1	*	Power of Attorney.

*	Previously filed.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 27th day of January, 2004.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ JIMMY S.M. LEE
Jimmy S.M. Lee Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on January 27, 2004.

Signature	Title

/s/ JIMMY S.M. LEE (Jimmy S.M. Lee)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ GARY L. FISCHER (Gary L. Fischer)	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ LIP-BU TAN* (Lip-Bu Tan)	Director

/s/ HIDE TANIGAMI* (Hide Tanigami)	Director

/s/ CHUN WIN WONG* (Chun Win Wong)	Director

/s/ BRUCE A. WOOLEY* (Bruce A. Wooley)	Director

*By:	/s/ GARY L. FISCHER
(Gary L. Fischer, Attorney-in-fact)

EXHIBIT INDEX

Exhibit Number		Description

1.1		Form of Underwriting Agreement.

5.1	*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP.

24.1	*	Power of Attorney.

*	Previously filed.